Exhibit Ref. 99.7
Form SB-2, Amendment No. 3
Mountain Oil, Inc.
SEC File No. 333-37842


                       MOUNTAIN OIL, INC. - COMMON STOCK
                            SUBSCRIPTION AGREEMENT

INVESTMENT

I desire to purchase                  shares of Mountain Oil, Inc. at $
for a total of $

Make Checks Payable to:  Bonneville Bank , Mountain Oil, Inc., Escrow Account

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All correspondence will go to the Investor Residence Address.

Investor 1 (First, Middle I., Last):


Investor 2 (First, Middle I. Last):


Registration for the Investment (how the investment should be titled):


Investor Residence Address 1:              Check One of the Following:

                                           [ ]       U.S. Citizen
Investor Residence Address 2:
                                           [ ]       Resident Alien


City,            State     ZIP Code        [ ]       Foreign Resident;
                                                     Country ________

                                           [ ]       U.S. Citizen residing
                                                     outside the U.S.

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social Secuity Number            Taxpayer Identification Number (if applicable)

_____________________            ______________________________________

Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)

_________________________________________________________________________


Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized Signature of Investor 1                                  Date

Authorized Signature of Investor 2                                  Date

Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____


                                             ___________________________________
                                             Authorized Representative of the
                                             Company

                                     E-2
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